For Immediate Release

Executive Contact:	Investor / Media Contact:
Charles J. Kleman	James Palczynski-Investor Relations
Chief Operating Officer	Megan McDonnell-Media Relations
Chief Financial Officer	Integrated Corporate Relations, Inc.
Chico’s FAS, Inc.	(203) 222-9013
(239) 274-4105

Chico’s FAS, Inc. Announces
Stock Repurchase Program

     Fort Myers, FL — September 8, 2004 - Chico’s FAS, Inc. (NYSE: CHS) today announced that it has approved the repurchase, over the next twelve months, of up to $100 million of the Company’s outstanding common stock. The authorization allows the purchase of the shares from time to time on the open market, through block trades or otherwise, and/or in privately negotiated transactions depending on prevailing market conditions.

     Scott A. Edmonds, President and CEO, commented, “The Company’s adoption of the stock repurchase program reflects the Board’s continued high level of confidence in the future of Chico’s and underscores our outstanding historical financial performance and extremely strong balance sheet. We note the current volatility in our stock price and anticipate repurchasing shares to enhance shareholder value when we believe the stock is undervalued. These purchases have the potential of enhancing the book value per share and earnings per share of the Company’s remaining outstanding shares.”

     Chico’s intends to fund the stock repurchase program from its cash flow from operations but also has the ability to use the Company’s revolving line of credit. Chico’s has no obligation to repurchase shares under the authorization, and the timing, actual number and value of shares to be purchased will depend on the performance of Chico’s stock price and market conditions.

     Chico’s sells exclusively designed, private-label women’s clothing and related accessories. The Company operates 606 women’s specialty stores, including stores in 47 states, the District of Columbia, the Virgin Islands, and Puerto Rico operating under the Chico’s, White House | Black Market and Soma by Chico’s names. The Company owns 426 Chico’s front-line stores, 24 Chico’s outlet stores, 140 White House | Black Market front-line stores, 2 White House | Black Market outlet stores, and 3 Soma by Chico’s stores; franchisees own and operate 11 Chico’s stores.

     Certain statements contained herein, including without limitation, statements addressing the beliefs, plans, objectives, estimates or expectations of the Company or future results or events constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements involve known or unknown risks, including, but not limited to, general economic and business conditions, and conditions in the specialty retail industry. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Users of forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management’s discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

For more detailed information, please call (877) 424-4267 to listen to Chico’s monthly sales information and investor relations line

A copy of a slide show addressing Chico’s recent financial results and current plans for expansion is available on the Chico’s website at http://www.chicos.com in the investor relations section

Additional investor information on Chico’s FAS, Inc. is available free of charge on the Chico’s website at
http://www.chicos.com in the investor relations section